Product supplement no. UBS-8-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated May 17, 2013 Rule 424(b)(2)
Buffered Autocallable Optimization Securities Linked to an Index
Trigger Autocallable Optimization Securities Linked to an Index
Contingent Absolute Return Autocallable Optimization Securities Linked to an Index

General
•
JPMorgan Chase & Co. may from time to time offer and sell buffered autocallable optimization securities (which we refer to as “BAOS”), trigger autocallable optimization securities (which we refer to as “TAOS”) or contingent absolute return autocallable optimization securities (which we refer to as “CAR-AOS”) linked to an index, which we refer to as the “Index.”  This product supplement no. UBS-8-I describes terms that will apply generally to the securities, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the securities, including any changes to the terms specified below.  We refer to such term sheets, free writing prospectuses and pricing supplements generally as terms supplements.  A separate underlying supplement or the relevant terms supplement will describe the Index.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The securities are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase & Co.
•	Payment is linked to the Index as described below.
•
Under the circumstances described below, the securities will be automatically called before maturity and you will receive, for each $10 principal amount security, the Call Price applicable to the Observation Date on which the securities are automatically called.  If the securities are not automatically called before maturity, you will receive at maturity either the principal amount (plus, in the case of CAR-AOS, an additional payment that reflects the Contingent Absolute Return) or you will have full downside exposure to the Index and may lose your entire investment, as described below.

•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-24.
•	Minimum denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the securities is not equivalent to investing directly in the Index or the equity securities underlying the Index.
•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.
Key Terms
Index:	As specified in the relevant terms supplement.
Call Feature:
Unless otherwise specified in the relevant terms supplement, if the Index Closing Level on any Observation Date is greater than or equal to the Initial Index Level (or the Call Strike, if applicable), the securities will be automatically called for a cash payment equal to the Call Price applicable to that Observation Date.

Call Price:	For each Observation Date, a fixed amount in cash for each $10 principal amount security as specified in the relevant terms supplement.
Call Strike:
If applicable, the relevant terms supplement will specify the minimum Index Closing Level, referred to as a Call Strike, that triggers an automatic call on an Observation Date and payment of the applicable Call Price.  Unless otherwise specified in the relevant terms supplement, the Call Strike for the Final Valuation Date will not be greater than the Initial Index Level.

(continued on next page)

Investing in the securities involves a number of risks.  See “Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement no. UBS-8-I, the accompanying prospectus supplement and prospectus or any related underlying supplement or terms supplement.  Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

UBS Financial Services Inc.

May 17, 2013

    Key Terms (continued)
Payment at Maturity (For BAOS):
If the securities are not automatically called and the Final Index Level is less than the Initial Index Level by up to the Buffer Amount, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount of your securities at maturity.

If the securities are not automatically called and the Final Index Level is less than the Initial Index Level by more than the Buffer Amount, you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level by more than the Buffer Amount, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return + Buffer Amount)

If the securities are not automatically called, you will lose some or substantially all of your investment at maturity if the Final Index Level is less than the Initial Index Level by more than the Buffer Amount.

Payment at Maturity (For TAOS with an Observation Period):
If the securities are not automatically called and the Index Closing Level is greater than or equal to the Trigger Level on each day during the Observation Period, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount of your securities at maturity.

If the securities are not automatically called and the Index Closing Level is less than the Trigger Level on any day during the Observation Period, you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Index Closing Level is less than the Trigger Level on any day during the Observation Period.

Payment at Maturity (For TAOS without an Observation Period):
If the securities are not automatically called and the Final Index Level is equal to or greater than the Trigger Level, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount of your securities at maturity.

If the securities are not automatically called and the Final Index Level is less than the Trigger Level, you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Final Index Level is less than the Trigger Level.

Payment at Maturity (For CAR-AOS with an Observation Period):
If the securities are not automatically called and the Index Closing Level is greater than or equal to the Trigger Level on each day during the Observation Period, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount plus a return at maturity equal to the Contingent Absolute Return.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Contingent Absolute Return)

If the securities are not automatically called and the Index Closing Level is less than the Trigger Level on any day during the Observation Period, the Contingent Absolute Return will not apply and you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Index Closing Level is less than the Trigger Level on any day during the Observation Period.

(continued on next page)

    Key Terms (continued)
Payment at Maturity (For CAR-AOS without an Observation Period):
If the securities are not automatically called and the Final Index Level is equal to or greater than the Trigger Level, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount plus a return at maturity equal to the Contingent Absolute Return.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Contingent Absolute Return)

If the securities are not automatically called and the Final Index Level is less than the Trigger Level, the Contingent Absolute Return will not apply and you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Final Index Level is less than the Trigger Level.

Buffer Amount:	If applicable, a fixed percentage as specified in the relevant terms supplement.
Trigger Level:
If applicable, a level of the Index, as specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Trigger Level is equal to (a) a specified level, (b) a specified percentage of the Index Closing Level on a specified date or (c) a specified percentage of the Initial Index Level.

Index Return:	Unless otherwise specified in the relevant terms supplement: Final Index Level – Initial Index Level Initial Index Level
Contingent Absolute Return:	If applicable, the absolute value of the Index Return. For example, if the Index Return is -5%, the Contingent Absolute Return will equal 5%.
Initial Index Level:	Unless otherwise specified in the relevant terms supplement, the Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement.
Final Index Level :	Unless otherwise specified in the relevant terms supplement, the Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement.
Observation Period:	If applicable, unless otherwise specified in the relevant terms supplement, the period from, but excluding, the Trade Date to, and including, the Final Valuation Date.
Observation Dates:
As specified in the relevant terms supplement.  We refer to the final Observation Date as the “Final Valuation Date.”  Observation Dates are subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Call Feature.”

Call Settlement Dates:
Unless otherwise specified in the relevant terms supplement, three business days following the applicable Observation Date, except that the Call Settlement Date for the Final Valuation Date is the maturity date.

Principal Amount:	Unless otherwise specified in the relevant terms supplement, $10 per security.
Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 principal amount security.
Trade Date:	As specified in the relevant terms supplement.
Settlement Date:	As specified in the relevant terms supplement.
Maturity Date:
As specified in the relevant terms supplement.  The maturity date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Payment at Maturity.”

TABLE OF CONTENTS

Page

Description of Securities	PS-1
Risk Factors	PS-6
Use of Proceeds and Hedging	PS-17
The Index	PS-18
General Terms of Securities	PS-19
Material U.S. Federal Income Tax Consequences	PS-24
Underwriting (Conflicts of Interest)	PS-28
Notice to Investors	PS-30
Structured Products Characterization	PS-38
Benefit Plan Investor Considerations	PS-39

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. UBS-8-I and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant terms supplement and with respect to JPMorgan Chase & Co.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This product supplement no. UBS-8-I, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting (Conflicts of Interest)”), including UBS Financial Services Inc.  The information in the relevant terms supplement, any related underlying supplement, this product supplement no. UBS-8-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant terms supplement and this product supplement no. UBS-8-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.  The relevant terms supplement, any related underlying supplement, this product supplement no. UBS-8-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which an offer or solicitation is unlawful.

In this product supplement no. UBS-8-I, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply to specific issuances of the securities, including any changes to the terms specified below.  A separate underlying supplement or the relevant terms supplement will describe the Index.  Capitalized terms used but not defined in this product supplement no. UBS-8-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement and any related underlying supplement.  The term “security” refers to each $10 principal amount of our Buffered Autocallable Optimization Securities Linked to an Index, our Trigger Autocallable Optimization Securities Linked to an Index or our Contingent Absolute Return Autocallable Optimization Securities Linked to an Index.

General

The securities are senior unsecured obligations of JPMorgan Chase & Co. that are linked to an index as specified in the relevant terms supplement (the “Index”).  The securities are a series of debt securities referred to in the accompanying prospectus supplement and prospectus and the relevant terms supplement.  The securities will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The securities do not pay interest and do not guarantee any return of principal at, or prior to, maturity; therefore, you must be aware of the risk that you may lose some or all of the principal amount of your securities at maturity if the securities are not automatically called.  Instead, you will receive a payment in cash, the timing and amount of which will vary depending on the performance of the Index and whether the securities are automatically called prior to maturity.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The securities are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  The principal amount and issue price of each security is $10, unless otherwise specified in the relevant terms supplement.  The securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book Entry System” in the accompanying prospectus.

The terms of specific issuances of the securities will be described in the relevant terms supplement accompanying this product supplement no. UBS-8-I and any related underlying supplement.  The terms described in that document supplement those described in this product supplement and in any related underlying supplement and in the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Call Feature

The securities will be automatically called and subject to mandatory redemption if the Index Closing Level on any Observation Date is greater than or equal to the Initial Index Level (or the Call

Strike, if applicable).  If the securities are automatically called, for every $10 principal amount security, you will receive a cash payment equal to the Call Price applicable to the relevant Observation Date.

Unless otherwise specified in the relevant terms supplement, if the securities are automatically called on an Observation Date other than the Final Valuation Date, we will redeem each security and pay the applicable Call Price on the second business day after the applicable Observation Date, subject to postponement as described below.  Unless otherwise specified in the relevant terms supplement, if the securities are automatically called on the Final Valuation Date, we will redeem each security and pay the applicable Call Price on the maturity date, subject to postponement as described below.  We refer to the date on which the applicable Call Price is payable as the “Call Settlement Date.”

The “Call Price” for each Observation Date is a fixed amount in cash for each $10 principal amount security as specified in the relevant terms supplement.

The “Call Strike,” if applicable, for each Observation Date will be specified in the relevant terms supplement and will be the minimum Index Closing Level that triggers an automatic call on an Observation Date and payment of the applicable Call Price.  Unless otherwise specified in the relevant terms supplement, the Call Strike for the Final Valuation Date will not be greater than the Initial Index Level.

Each “Observation Date” will be specified in the relevant terms supplement.  We refer to the final Observation Date as the “Final Valuation Date.”  Observation Dates are subject to postponement in the event of certain market disruption events and as described below.

If an Observation Date (including the Final Valuation Date) is not a trading day or if there is a market disruption event on such day, the applicable Observation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing.  In no event, however, will any Observation Date be postponed more than ten business days following the date originally scheduled to be that Observation Date.  If the tenth business day following the date originally scheduled to be the applicable Observation Date is not a trading day, or if there is a market disruption event on that tenth business day, the calculation agent will determine the Index Closing Level for that Observation Date on that tenth business day in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation or non-trading day) on the Final Disrupted Valuation Date of each security most recently constituting the Index.

Unless otherwise specified in the relevant terms supplement, the “Index Closing Level” of the Index or any relevant successor index (as defined under “General Terms of Securities — Discontinuation of the Index; Alteration of Method of Calculation”) on any relevant day will equal the official closing level of the Index or that successor index, as applicable, published with respect to that day.  In certain circumstances, the Index Closing Level of the Index or any relevant successor index will be based on the alternative calculation of the Index described under “General Terms of Securities — Discontinuation of the Index; Alteration of Method of Calculation.”

Unless otherwise specified in the relevant terms supplement, a “trading day” is, with respect to the Index or any relevant successor index, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for equity securities underlying the Index or that successor index, as applicable, and (ii) the exchanges on which futures or options contracts related to the Index or that successor index, if applicable, are traded.

Unless otherwise specified in the relevant terms supplement, “relevant exchange” means, with respect to the Index or any relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in the Index or that successor index, as applicable.

Payment at Maturity

The maturity date for the securities will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the Final Valuation Date is postponed as described below.

BAOS

If the securities are not automatically called and the Final Index Level is less than the Initial Index Level by up to the Buffer Amount, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount of your securities at maturity.

If the securities are not automatically called and the Final Index Level is less than the Initial Index Level by more than the Buffer Amount, you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level by more than the Buffer Amount, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return + Buffer Amount)

If the securities are not automatically called, you will lose some or substantially all of your investment at maturity if the Final Index Level is less than the Initial Index Level by more than the Buffer Amount.

The “Buffer Amount,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

TAOS with an Observation Period

If the securities are not automatically called and the Index Closing Level is greater than or equal to the Trigger Level on each day during the Observation Period, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount of your securities at maturity.

If the securities are not automatically called and the Index Closing Level is less than the Trigger Level on any day during the Observation Period, you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Index Closing Level is less than the Trigger Level on any day during the Observation Period.

TAOS without an Observation Period

If the securities are not automatically called and the Final Index Level is equal to or greater than the Trigger Level, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount of your securities at maturity.

If the securities are not automatically called and the Final Index Level is less than the Trigger Level, you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Final Index Level is less than the Trigger Level.

CAR-AOS with an Observation Period

If the securities are not automatically called and the Index Closing Level is greater than or equal to the Trigger Level on each day during the Observation Period, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount plus a return at maturity equal to the Contingent Absolute Return.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Contingent Absolute Return)

If the securities are not automatically called and the Index Closing Level is less than the Trigger Level on any day during the Observation Period, the Contingent Absolute Return will not apply and you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Index Closing Level is less than the Trigger Level on any day during the Observation Period.

CAR-AOS without an Observation Period

If the securities are not automatically called and the Final Index Level is equal to or greater than the Trigger Level, you will receive, unless otherwise specified in the relevant terms supplement, the principal amount plus a return at maturity equal to the Contingent Absolute Return.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Contingent Absolute Return)

If the securities are not automatically called and the Final Index Level is less than the Trigger Level, the Contingent Absolute Return will not apply and you will lose 1% of the principal amount of your securities for every 1% that the Final Index Level is less than the Initial Index Level, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 principal amount security will be calculated as follows:

$10 x (1 + Index Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Final Index Level is less than the Trigger Level.

Unless otherwise specified in the relevant terms supplement, the “Index Return,” as calculated by the calculation agent, is the percentage change in the Index Closing Level calculated by comparing the Index Closing Level on the Final Valuation Date or such other date as specified in the relevant terms supplement (the “Final Index Level”) to the Index Closing Level on the Trade Date or such other date as specified in the relevant terms supplement (the “Initial Index Level”).  The Initial Index Level for the Index is subject to adjustment upon the occurrence of certain events affecting the Index.  The relevant terms supplement will specify the manner in which the Initial Index Level and the Final Index Level will be determined.  The Stock Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Return =	Final Index Level – Initial Index Level
Initial Index Level

With respect to CAR-AOS, the “Contingent Absolute Return” is the absolute value of the Index Return.  For example, if the Index Return is -5%, the Contingent Absolute Return will equal 5%.

The “Trigger Level,” if applicable, is a level of the Index, as specified in the relevant terms supplement.  For example, the relevant terms supplement may specify that the Trigger Level is equal to (a) a specified level, (b) a specified percentage of the Index Closing Level on a specified date or (c) a specified percentage of the Initial Index Level.

If applicable, unless otherwise specified in the relevant terms supplement, the “Observation Period” is the period from, but excluding, the Trade Date to, and including, the Final Valuation Date.

The “Trade Date” is the day on which we price the securities for initial sale to the public and will be specified in the relevant terms supplement.

The “Settlement Date” is the day on which we issue the securities for initial delivery to investors and will be specified in the relevant terms supplement.

The “maturity date” will be specified in the relevant terms supplement and is subject to adjustment as described below.  If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date.  If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the Final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement.  We describe market disruption events under “General Terms of Securities — Market Disruption Events.”  In addition, the maturity date may be accelerated if there is an event of default.  See “General Terms of Securities — Payment Upon an Event of Default.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the securities on the applicable date or dates.  We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the securities entitled thereto.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The “calculation agent” is the agent appointed by us to make certain calculations for the securities, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Securities — Calculation Agent” below.  JPMS is our affiliate and may have interests adverse to yours.  Please see “Risk Factors — Risks Relating to the Securities Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the securities due to JPMS’s role as calculation agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in the open market or by private agreement.

RISK FACTORS

Your investment in the securities will involve certain risks.  The securities do not pay interest or guarantee any return of principal at, or prior to, maturity.  Investing in the securities is not equivalent to investing directly in the Index or the equity securities underlying the Index.  In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities.  You should consider carefully the following discussion of risks before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities Generally

The securities do not pay interest or guarantee the return of your investment.

The securities do not pay interest and may not return any of your investment.  If the securities have not been automatically called, the amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement no. UBS-8-I, any related underlying supplement and the relevant terms supplement.  For BAOS, if the securities are not automatically called, you will lose some or substantially all of your investment at maturity if the Final Index Level is less than the Initial Index Level by more than the Buffer Amount.  For TAOS or CAR-AOS with an Observation Period, if the securities are not automatically called and the Index Closing Level is less than the Trigger Level on any day during the Observation Period, you will lose some or all of your investment at maturity.  For TAOS or CAR-AOS without an Observation Period, if the securities are not automatically called and the Final Index Level is less than the Trigger Level, you will lose some or all of your investment at maturity

The securities are subject to the credit risk of JPMorgan Chase & Co.

The securities are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the securities.  Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the securities.  Any actual or potential changes in our creditworthiness or the credit spreads, as determined by the market for taking our credit risk, is likely to affect adversely the value of the securities.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

The appreciation potential of the securities is limited.

Your investment in the securities will result in a gain if the Index Closing Level on any of the Observation Dates is greater than or equal to the Initial Index Level (or the Call Strike, if applicable), which triggers an automatic call and the payment of the applicable Call Price.  The gain resulting from an automatic call will be limited to the Call Price applicable to the Observation Date on which the securities are automatically called, regardless of the appreciation of the Index Closing Level, which may be greater than the return reflected in the applicable Call Price.  For BAOS and TAOS, your investment will result in a gain only under these circumstances.

For CAR-AOS, your investment in the securities will also result in a gain if the securities are not automatically called and you receive a return based on the Contingent Absolute Return at maturity.  Because this payment at maturity is available only if the securities are not automatically called (and therefore the Final Index Level is less than the Initial Index Level) and the Final Index Level or the Index Closing Level on each day during the Observation Period, as applicable, is greater than or equal to the Trigger Level, the amount of this return will be limited to the Contingent Absolute Return that would result if the Final Index Level were equal to the Trigger Level.  For example, if the Trigger Level is equal to 80% of the Initial Index Level and the securities are not automatically called, the maximum return at maturity would be 20%, which reflects the Contingent Absolute Return.

The securities are subject to automatic call prior to maturity and the corresponding reinvestment risk.

The term of the securities may be limited by the automatic call feature of the securities.  The securities will be automatically called prior to the maturity date if the Index Closing Level on any Observation Date is greater than or equal to the Initial Index Level (or the Call Strike, if applicable).  Because of this automatic call feature, the term of your investment in the securities may be limited to a period that is shorter than the original term of the securities.  If the securities are automatically called early, the holding period over which you would receive the per annum return could be significantly less than the full term of the securities.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the maturity date.

Some features of the securities apply only if you hold the securities to maturity.

If you are able to sell your securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the Index Closing Level has not declined by more than the Buffer Amount (in the case of BAOS) or has remained above the Trigger Level (in the case of TAOS or CAR-AOS), as applicable.

For BAOS, if the securities are not previously called and the Final Index Level is less than the Initial Index Level by up to the Buffer Amount, at maturity, we will repay you the full principal amount per $10 principal amount security.  However, if the Final Index Level is less than the Initial Index Level by more than the Buffer Amount, you will lose 1% of the principal amount of your investment for every 1% that the Final Index Level is less than the Initial Index Level by more than the Buffer Amount.  Downside market exposure to the Index is buffered only if you hold your Securities to maturity.

For TAOS and CAR-AOS, if the securities are not previously called, at maturity, we will either repay you the full principal amount per $10 principal amount security (plus, in the case of CAR-AOS, an additional payment that reflects the Contingent Absolute Return) or, if the Index Closing Level on any day during the Observation Period or on the Final Valuation Date, as applicable, is less than the Trigger Level, you will at maturity be fully exposed to any depreciation in the Index Closing Level and, for CAR-AOS, the Contingent Absolute Return will not apply.  Under these circumstances, you will lose 1% of the principal amount of your investment for every 1% that the Final Index Level is less than the Initial Index Level.  For securities with an Observation Period, you will be subject to this potential loss of principal even if the Index Closing Level subsequently increases such that the Final Index Level is less than the Initial Index Level but greater than the Trigger Level.  If these securities did not have the potential for downside exposure to the Index, under the same scenario, you would have received the full principal amount of your securities at maturity.  This contingent repayment of principal and, for CAR-AOS, any Contingent Absolute Return are based on whether the Index Closing Level on any day during the Observation Period or on the Final Valuation Date, as applicable, is below the Trigger Level and apply only if you hold the securities to maturity.

The probability that the securities will be called or that the Final Index Level will be less than the Initial Index Level by more than the Buffer Amount (in the case of BAOS) or the Index Closing Level will fall below the Trigger Level on any day during the Observation Period or on the Final Valuation Date (in the case of TAOS or CAR-AOS), as applicable, will depend on volatility.

The probability that the securities will be called or that the Final Index Level will be less than the Initial Index Level by more than the Buffer Amount (in the case of BAOS) or the Index Closing Level will fall below the Trigger Level on any day during the Observation Period or on the Final Valuation Date (in the case of TAOS or CAR-AOS), as applicable, will depend on volatility. “Volatility” refers to the frequency and magnitude of changes in the level of the Index.  If the Index has historically experienced significant volatility, there is a higher probability that the Final Index Level will be less than the Initial Index Level by more than the Buffer Amount (in the case of BAOS) or the Index Closing Level will fall below the Trigger Level on any day during the Observation Period or on the Final Valuation Date (in

the case of TAOS or CAR-AOS), as applicable.  In addition, the rate used to determine the applicable Call Price is set on the Trade Date and depends in part on this expected volatility.  However, the Index's volatility can change significantly over the term of the securities.  As a result, you may lose some or all of your investment.

Our offering of the securities does not constitute an expression of our view about, or a recommendation of, the Index or the equity securities underlying the Index.

You should not take our offering of the securities as an expression of our views about how the Index or the equity securities underlying the Index will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index or the equity securities underlying the Index, including through an investment in the securities.  As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the Index or the equity securities underlying the Index that conflict with an investment in the securities.  See “— We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have.  You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our hedging and other trading activities.

In anticipation of the sale of the securities, we expect to hedge our obligations under the securities through certain affiliates or unaffiliated counterparties by taking positions in the Index or instruments the value of which is derived from the Index or the equity securities underlying the Index.  We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Index or the equity securities underlying the Index at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Observation Date.  We cannot give you any assurances that our hedging will not negatively affect the Index Closing Level or the performance of the securities.  See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the securities and the interests our affiliates have in executing, maintaining and adjusting hedge transactions.  These hedging activities could also affect the price at which JPMS is willing to purchase your securities in the secondary market.

Our hedging counterparties expect to make a profit.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade the equity securities underlying the Index and other financial instruments related to the Index or the equity securities underlying the Index on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers.  While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Index Closing Level on the Trade Date and/or decrease the Index Closing Level on any Observation Date, which could adversely affect your return upon automatic call or at maturity.

It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the companies the equity securities of which are included in the Index (the “underlying companies”), including extending loans to, making equity investments in or providing advisory services to, the underlying companies, including merger and acquisition advisory services.  In the course of this business, we or our affiliates may acquire nonpublic information about the underlying companies, and we will not disclose any such information to you.  In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the underlying companies.  Any prospective purchaser of securities should undertake an independent investigation of each of the underlying companies as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.  We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to our business with the underlying companies.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level of the Index or the price of the equity securities underlying the Index.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to these securities or financial instruments may be adverse to those of the holders of the securities.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities underlying a foreign Index are denominated.  If currency exchange rate calculations are involved in the calculation of the net asset values of a foreign Index, these trading activities could potentially affect the exchange rates with respect to the currencies in which the equity securities underlying that foreign Index are denominated or the levels of that foreign Index and, accordingly, the value of the securities.  A “foreign Index” is one that is composed primarily of securities issues by non-U.S. companies.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates.  We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to future currency exchange rate movements and, if the securities are linked to a foreign Index, any prospective purchaser of the securities should undertake an independent investigation of the currencies in which equity securities underlying a foreign Index are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the securities.

We or our affiliates may have economic interests that are adverse to those of the holders of the securities due to J.P. Morgan Securities LLC’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things, the Initial Index Level, the Final Index Level, the Call Strike, if applicable, the Trigger Level, if applicable, the Index Return and any applicable Contingent Absolute Return if the securities are not automatically called, the Index Closing Level on each Observation Date, whether the Index Closing Level is less than the Trigger Level on any day during the Observation Period or on the Final Valuation Date, as applicable, whether the automatic call feature has triggered a mandatory redemption and the amount, if any, that we will pay you upon automatic call or at maturity on the securities.  The calculation agent will also make the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set.  In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;

•
whether the Index has been discontinued, whether the method of calculating the Index has changed in a material respect or whether the Index has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made and, if applicable, which index to select as a successor index; and

•	the Index Closing Level if the Final Valuation Date is postponed for ten business days due to a market disruption event or if that day is not a trading day.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the securities, and may do so in the future.  Any such research, opinions or recommendations could affect the level of the Index, and, therefore, the market value of the securities.

JPMS and its affiliates publish research from time to time on underlying companies, financial markets, and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities.  JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities.  Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the securities and the Index to which the securities are linked.

You will have no ownership rights in any equity securities underlying the Index.

Investing in the securities is not equivalent to investing in the equity securities underlying the Index or exchange-traded or over-the-counter instruments based on the Index or the equity securities underlying the Index.  As an investor in the securities, you will not have any ownership interests or rights in the equity securities underlying the Index.

The securities are designed to be held to maturity, unless automatically called prior to maturity.

The securities are not designed to be short-term trading instruments.  The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the Index has appreciated since the Trade Date.  The potential returns described in the relevant terms supplement assume that your securities, are held to maturity unless automatically called prior to maturity.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the securities will not be listed on any securities exchange.  There may be little or no secondary market for the securities.  Even if there is a secondary market for the securities, it may not provide enough liquidity to allow you to trade or sell the securities easily.

JPMS may act as a market maker for the securities, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities.  If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

Secondary market prices of the securities will likely be lower than the original issue price of the securities.

Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities.  As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price.  Any sale by you prior to the maturity date could result in a substantial loss to you.  See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

Secondary market prices of the securities will be impacted by many economic and market factors.

The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Index, including:

•	any actual or potential change in our creditworthiness or credit spreads;

•	customary bid-ask spreads for similarly sized trades;

•	secondary market credit spreads for structured debt issuances;

•	the actual and expected frequency and magnitude of changes in the level of the Index (i.e., volatility);

•	whether the Index Closing Level is less than the Trigger Level on any day during the Observation Period or on the Final Valuation Date, as applicable;

•	the time to maturity of the securities;

•
the dividend rate on any equity securities underlying the Index (while not paid to holders of the securities, dividend payments on any equity securities underlying the Index may influence the level of the Index and the market value of options on the Index and therefore may affect the market value of the securities);

•	interest and yield rates in the market generally as well as in the markets of the equity securities underlying the Index;

•	economic, financial, political, regulatory and judicial events that affect the Index or any equity securities underlying the Index or stock markets generally; and

•
the exchange rates and the volatility of the exchange rates between the U.S. dollar and the currencies in which the equity securities underlying a foreign Index are traded, and, if a foreign Index is calculated in one currency and the equity securities underlying that foreign Index are traded in one or more other currencies, the correlation between those rates and the value of that foreign Index.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Some or all of these factors will influence the price you will receive if you choose and are able to sell your securities prior to maturity.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of the Index based on its historical performance.  The level of the Index may decrease such that you may not receive any return of your investment.  In addition, we cannot guarantee that the Index Closing Level will increase or remain flat during the term of your securities and trigger an automatic call.

If the level of the Index changes, the market value of your securities may not change in the same manner.

Owning the securities is not the same as owning the equity securities underlying the Index.  Accordingly, changes in the level of the Index may not result in comparable changes in the market value of the securities.  If the Index Closing Level on any day increases above the Initial Index Level, the value of the securities may not increase comparably, if at all.  It is also possible for the value of the Index to increase moderately while the value of the securities declines.

Historical performance of the Index should not be taken as an indication of the future performance of the Index during the terms of the securities.

The actual performance of the Index over the term of the securities, as well as the amount payable upon automatic call or at maturity may bear little relation to the historical performance of the Index.  The level of the Index will be determined by the trading prices of the equity securities underlying the Index.  It is impossible to predict whether the value of the Index will rise or fall.

Your return on the securities will not reflect dividends or other distributions on the equity securities underlying the Index.

Your return on the securities will not reflect the return you would realize if you actually owned the equity securities underlying the Index and received the dividends on the or other distributions paid on those equity securities.  This is because, assuming the securities are not automatically called, the calculation agent will calculate the amount payable to you at maturity of the securities by reference to the Final Index Level on the Final Valuation Date.  The Final Index Level reflects the Index Closing Level without taking into consideration the value of dividends or other distributions paid on the equity securities underlying the Index.  If the securities are automatically called, you will receive the applicable Call Price as the final payment on the securities, without taking into consideration the value of the dividends or other distributions paid on the equity securities underlying the Index.

Concentration risks may adversely affect the value of the securities.

If the Index is concentrated in a single or a limited number of industry sectors or geographical regions, you will not benefit, with respect to the securities, from the advantages of a diversified investment, and will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment.  You should be aware that other investments may be more diversified than the securities in terms of the number and variety of industry sectors or geographical regions.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Index Closing Level on an Observation Date, determining if the securities are to be automatically called or the Index Return or Contingent Absolute Return if the securities are not automatically called and calculating the amount that we are required to pay you, if any, upon an automatic call or at maturity.  These events may include disruptions or suspensions of trading in the markets as a whole.  If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Observation Dates and the applicable payment date will be postponed and your return will be adversely affected.  See “General Terms of Securities — Market Disruption Events.”  Moreover, if the Final Valuation Date is postponed to the last possible day and the Index Closing Level is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless determine the Index Closing Level on that last possible day.  See “Description of Securities — Call Feature” for more information.

The tax consequences of an investment in the securities are uncertain.

There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”).  The IRS might not accept, and a court might not uphold, the treatment of the securities as open transactions that are not debt instruments, as described in “Material U.S. Federal Income Tax Consequences.”  If the IRS were successful in asserting an alternative treatment for the securities, the timing and/or character of income on the securities could be affected materially and adversely.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. UBS-8-I and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

JPMorgan Chase & Co. employees holding the securities must comply with policies that limit their ability to trade the securities and may affect the value of their securities.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the securities for investment purposes and you must comply with all of our internal policies and procedures.  Because these policies and procedures limit the dates and times that you may transact in the securities, you may not be able to purchase any securities described in the relevant terms supplement from us and your ability to trade or sell any of those securities in the secondary market may be limited.

Risks Relating to the Index

The sponsor of the Index (the “Index Sponsor”) may adjust the Index in a way that affects its level, and the Index Sponsor has no obligation to consider your interests.

The Index Sponsor is responsible for maintaining the Index.  The Index Sponsor can add, delete or substitute the equity securities underlying the applicable Index or make other methodological changes that could change the level of the Index.  You should realize that the changing of securities included in the Index may affect the Index, as a newly added security may perform significantly better or worse than the asset or assets it replaces.  Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the applicable Index.  Any of these actions could adversely affect the value of the securities.  The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.  See the relevant index description section in any related underlying supplement or the relevant terms supplement for additional information.

Unless otherwise specified in the relevant terms supplement or any related underlying supplement, to our knowledge, we are not currently affiliated with any other company the equity securities of which are included in the Index.

Unless otherwise specified in the relevant terms supplement or any related underlying supplement, to our knowledge, we are not currently affiliated with any issuers the equity securities of which are included in the Index.  As a result, we will have no ability to control the actions of the issuers of those equity securities, including actions that could affect the value of the equity securities underlying the Index or your securities.  Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, none of the money you pay us will go to any Index Sponsor or any of the issuers of the equity securities included in any Index, and none of those issuers will be involved in the offering of the securities in any way.  Neither those issuers nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.  See any related underlying supplement or the relevant terms supplement for additional information about whether we are one of the companies included in the Index.

In the event we become affiliated with any issuer of equity securities that are included in the Index, we will have no obligation to consider your interests as a holder of the securities in taking any action with respect to such issuer that might affect the value of your securities.

If the Index is a foreign Index, the securities will be subject to risks associated with foreign indices.

If the Index is a foreign Index, the securities will be subject to risks associated with foreign indices.  See “— Risks Relating to a Foreign Index” below.

Risks Relating to a Foreign Index

If the Index is a foreign Index and the prices of its component non-U.S. securities are not converted into U.S. dollars for purposes of calculating the value of that foreign Index, the amount payable on the securities at maturity will not be adjusted for changes in exchange rates that might affect that foreign Index.

Because the prices of the non-U.S. equity securities underlying the Index are not converted into U.S. dollars for purposes of calculating the value of that foreign Index and although the non-U.S. equity securities underlying that foreign Index are traded in currencies other than U.S. dollars, and the securities, which are linked to that foreign Index, are denominated in U.S. dollars, the amounts payable on the securities, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities underlying that foreign Index are denominated.  Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the securities.  The amounts we pay in respect of the securities, if any, will be determined solely in accordance with the procedures described in this product supplement.

If the Index is a foreign Index and the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of that foreign Index, the securities will be subject to currency exchange risk.

Because the prices of the non-U.S. equity securities underlying the applicable foreign Index are converted into U.S. dollars for the purposes of calculating the value of that foreign Index, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities underlying that foreign Index trade.  An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities underlying that foreign Index denominated in each applicable currency.  If, taking into account the weighting, the U.S. dollar strengthens against those currencies, the value of that foreign Index will be adversely affected and any payments on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;

•	political, civil or military unrest in the countries issuing those currencies and the United States; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

If the Index is a foreign Index and the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of that foreign Index, changes in the volatility of exchange rates and the correlation between those rates and the values of that foreign Index are likely to affect the market value of the securities.

The exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities underlying the applicable foreign Index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security composing that foreign Index is denominated and the U.S. dollar.  This exchange rate reflects the amount of the particular currency in which an equity security composing a foreign Index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that equity security is denominated.  The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities underlying a foreign Index are denominated refers to the size and frequency of changes in that exchange rate.

Because the applicable foreign Index is calculated, in part, by converting the closing prices of the non-U.S. equity securities underlying that foreign Index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those non-U.S. securities are denominated could affect the market value of the securities.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities underlying a foreign Index are denominated and the value of that foreign Index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of that foreign Index.  The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities underlying a foreign Index are denominated and the percentage changes in the value of that foreign Index could affect the value of the securities.

If the Index is a foreign Index, an investment in the securities is subject to risks associated with non-U.S. securities markets.

Unless otherwise specified in the relevant terms supplement, the securities that compose a foreign Index have been issued by non-U.S. companies.  Investments in securities linked to the value of securities of non-U.S. issuers involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.  Moreover, the economies of these countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  These countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments that may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries.  These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.  In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  The risks of the economies of emerging market countries are relevant for securities linked to a foreign Index composed of securities traded in one or more emerging market countries.

Some or all of these factors may influence the level of a foreign Index.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of the Index based on its historical performance.  The level of the Index may decrease, which may adversely affect any payment on the securities.

A separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to the Index.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities.  The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities as set forth in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the original issue price of the securities will be equal to the estimated value of the securities when the terms of the securities are set, which we refer to as JPMS’s estimated value, plus the selling commissions paid to each agent and other affiliated or unaffiliated dealers (as shown on the cover page of the relevant terms supplement), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.  See the relevant terms supplement for additional information about JPMS’s estimated value.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the securities.  In addition, from time to time after we issue the securities, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the securities and possibly in connection with our or our affiliates’ exposure to the Index or the equity securities underlying the Index.  To accomplish this, we, through our affiliates or others, may take positions in instruments the value of which is derived from the Index or the equity securities underlying the Index.  From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Index Closing Level on the Trade Date and/or decrease the Index Closing Level on any Observation Date, which could adversely affect your return upon automatic call or at maturity.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  It is possible that such hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.  See “Risk Factors — Risks Relating to the Securities Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account.  We may hedge our exposure on the securities directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Index or the equity securities underlying the Index.  No security holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

THE INDEX

A separate underlying supplement or the relevant terms supplement will provide additional information relating to the Index.

Conflicts of Interest

See the relevant terms supplement, any relevant underlying supplement and “Risk Factors — Risks Relating to the Securities Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our business activities” for information about economic interests with respect to the Index that we or our affiliates make may have that are adverse to your interests.

Historical performance of the Index

We will provide historical level information on the Index in the relevant terms supplement. You should not take any of those historical levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of the Index.

GENERAL TERMS OF SECURITIES

Calculation Agent

JPMS, one of our affiliates, will act as the calculation agent.  The calculation agent will determine, among other things, the Initial Index Level, the Final Index Level, the Call Strike, if applicable, the Trigger Level, if applicable, the Index Return and any applicable Contingent Absolute Return if the securities are not automatically called, the Index Closing Level on each Observation Date, whether the Index Closing Level is less than the Trigger Level on any day during the Observation Period or on the Final Valuation Date, as applicable, whether the automatic call feature has triggered a mandatory redemption and the amount, if any, that we will pay you upon automatic call or at maturity on the securities.  The calculation agent will also make the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set.  In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;

•
whether the Index has been discontinued, whether the method of calculating the Index has changed in a material respect or whether the Index has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made and, if applicable, which index to select as a successor index; and

•	the Index Closing Level if any Observation Date is postponed for ten business days due to a market disruption event or if that day is not a trading day.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.  We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid upon automatic call or at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date or the applicable Call Settlement Date, as applicable.

All calculations with respect to the Initial Index Level, the Final Index Level, the Call Strike, if applicable, the Index Return, the Contingent Absolute Return or any Index Closing Level will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts with respect to the Call Price or related to determination of the payment, if any, per $10 principal amount security upon automatic call or at maturity will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all calculations with respect to the Trigger Level, if applicable, and all dollar amounts payable, if any, on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from determining the Index Closing Level on an Observation Date and consequently, the amount, if any, that we will pay you upon automatic call or at maturity of the securities.  These events may include disruptions or suspensions of trading on the markets as a whole.

With respect to the Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, means:

•
the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Index (or that successor index) on the relevant exchanges (as defined below) for those securities for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that relevant exchange;

•
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the Index (or that successor index) during the one hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;

•
the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Index (or that successor index) for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that exchange or market; or

•	a decision to permanently discontinue trading in those related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and

•
a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) exists at any time, if trading in a security included in the Index (or that successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index (or that successor index) will be based on a comparison of:

•	the portion of the level of the Index (or that successor index) attributable to that security relative to

•	the overall level of the Index (or that successor index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to the Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to the Index (or that successor index);

•
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Index (or that successor index) by the primary exchange or market for trading in those contracts by reason of:

•	a price change exceeding limits set by that exchange or market,

•	an imbalance of orders relating to those contracts or

•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index (or that successor index); and

•
a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the Index (or that successor index) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

Discontinuation of the Index; Alteration of Method of Calculation

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the sponsor of the Index (the “Index Sponsor”) discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level on the Final Valuation Date or any other relevant date on which the Index Closing Level is to be determined will be determined by reference to the level of that successor index published with respect to that day.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the Index Sponsor for the Index discontinues publication of the Index prior to, and that discontinuation is continuing on, the Final Valuation Date or any other relevant date on which the Index Closing Level is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a successor index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, the Final Valuation Date or other relevant date, then the calculation agent will determine the Index Closing Level for the Index for the Final Valuation Date or that other relevant date on that date.  Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, the Index Closing Level will be computed by the calculation agent in accordance with the formula for and method of calculating the Index or that successor index, as applicable, last in effect prior to that discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation) at the close of the principal trading session on that date of each security most recently composing the Index or that successor index, as applicable.  Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or its successor index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the level of the Index or that successor index, as applicable, had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index

Closing Level of the Index or that successor index, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or that successor index, as the case may be, as if those changes or modifications had not been made, and the calculation agent will calculate the Index Closing Level of the Index or that successor index, as applicable, with reference to the Index or that successor index, as adjusted.  Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or that successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or that successor index), then the calculation agent will adjust its calculation of the Index or that successor index, as applicable, in order to arrive at a level of the Index or that successor index, as applicable, as if there had been no modification (e.g., as if the split had not occurred).

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10 principal amount security upon any acceleration of the securities will be determined by the calculation agent and will be (1) if (a) the date of acceleration is an Observation Date and an automatic call would have been triggered on the date of acceleration or (b) the date of acceleration is not an Observation Date, but an automatic call would have been triggered on the date of acceleration if the date of acceleration were the next succeeding Observation Date, an amount in cash equal to the amount payable upon an automatic call per $10 principal amount security as described under the caption “Description of Securities — Call Feature,” calculated as if the date of acceleration were that Observation Date, or (2) in all other circumstances, an amount in cash equal to the amount payable at maturity per $10 principal amount security as described under the caption “Description of Securities — Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the securities, unless otherwise specified in the relevant terms supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the securities.  The securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully registered global note certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the securities.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of owning and disposing of the securities.  It applies to you only if you hold a security as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances, including the potential application of the provision of the Code known as the Medicare contribution tax and the different consequences that may apply if you are an investor subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	a “regulated investment company” as defined in Code Section 851;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities;

•	a person holding a security as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale” with respect to a security;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date hereof, may affect the tax consequences described herein.  The effects of any applicable state, local or foreign tax laws are not discussed.  You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of state, local or foreign jurisdictions.

Tax Treatment of the Securities

The tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS regarding the securities.  Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your securities, we intend to treat them as “open transactions” that are not debt instruments for U.S. federal income tax purposes.

At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the securities.  In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the securities described above, we generally expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the securities if the treatment of the securities described above is respected, as well as material tax consequences that may apply if it is not respected.  The following discussion assumes this treatment is respected, except where otherwise indicated.  The relevant terms supplement may indicate other issues applicable to a particular offering of securities.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a citizen or individual resident of the United States;

•	a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment as Open Transactions That Are Not Debt Instruments.  Under this treatment, you should not recognize taxable income or loss other than pursuant to a sale or exchange (including at maturity or upon an automatic call).  Upon a sale or exchange of a security, you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the security, which should equal the amount you paid to acquire it.  This gain or loss should be long-term capital gain or loss if you have held the security for more than one year at that time.  The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments.  If the securities are treated as open transactions that are not debt instruments, due to the lack of controlling authority there remain significant uncertainties regarding the tax consequences of owning and disposing of them.  For instance, you might be required to include amounts in income during the term of your securities and/or to treat all or a portion of the gain or loss on the sale or exchange of your securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held them.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments.  If the securities are treated as debt instruments, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the securities from issue to maturity (including the last possible date that the securities could be outstanding) is more than one year.  In this event, regardless of whether you are an accrual-method or cash-method taxpayer, (i) in each year that you hold your securities, you will be required to accrue into income original issue discount on your securities at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the securities (even though you will not receive any cash with respect to the securities prior to maturity or an automatic call) and (ii) any income recognized upon a sale or exchange of your securities generally will be treated as interest income.  Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition.  In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a security (including at maturity or upon an automatic call).

Tax Treatment as Open Transactions.  If you are a Non-U.S. Holder of a security and if the treatment of the securities as “open transactions” that are not debt instruments is respected, any income or gain from the security should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States).  However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments” is the degree, if any, to which income with respect to instruments described therein, should be subject to U.S. withholding tax.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments.  If the securities are treated as debt instruments, subject to the following sentences, any income or gain from a security will be exempt from U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business.  If your securities are issued after December 31, 2013, then under legislation enacted in 2010 and regulations promulgated thereunder, a withholding tax of 30% will be imposed on certain amounts paid on the securities to certain foreign entities (including financial intermediaries) unless various U.S. information reporting and due diligence requirements (that are in addition to, and significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied.  This regime would apply to amounts treated as interest on the securities paid after December 31, 2013 and to amounts treated as proceeds of the sale (including retirement) of the securities paid after December 31, 2016.

Effectively Connected Income.  If you are engaged in a U.S. trade or business, and if income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States), although exempt from the withholding taxes discussed above, you generally will be taxed in the same manner as a U.S. Holder.  You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI.  If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of owning and disposing of securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax.  These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a security.

Backup Withholding and Information Reporting

You may be subject to information reporting.  You may also be subject to backup withholding on payments in respect of your securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules.  If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF SECURITIES ARE UNCERTAIN.  YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS and UBS, the “Agents”), each Agent participating in an offering of securities, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of securities set forth on the cover page of the relevant terms supplement.  Each such Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant terms supplement.  JPMS will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.  After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

Our affiliates, including JPMS, may use this product supplement no. UBS-8-I, any related underlying supplement and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the securities in the secondary market.  JPMS or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the securities.  In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the securities on any securities exchange or to have the securities quoted on a quotation system.  JPMS may act as a market maker for the securities.  However, JPMS is not obligated to do so and may discontinue any market-making in the securities at any time in its sole discretion.  Therefore, we cannot assure you that a liquid trading market for the securities will develop, that you will be able to sell your securities at a particular time or that the price you receive if you sell your securities will be favorable.

In connection with an offering of the securities, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934.  Overallotment involves sales in excess of the offering size, which create a short position for JPMS.  Stabilizing transactions involve bids to purchase the securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of those transactions.  If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

To the extent the total aggregate principal amount of securities offered pursuant to a terms supplement is not purchased by investors, JPMS will retain the unsold portion of the applicable offering and has agreed to hold such securities for investment for a period of at least 30 days.  The unsold portion of any series of securities will not exceed 15% of the aggregate principal amount of those securities.  Any unsold portion may affect the supply of applicable securities available for secondary trading and, therefore, could adversely affect the price of the applicable securities in the secondary market.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement no. UBS-8-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this product supplement no. UBS-8-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained.  We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery.  For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the Settlement Date for the securities will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the securities will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for an offering of the securities will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the securities to any of its discretionary accounts without the specific written approval of the customer.

NOTICE TO INVESTORS

We will offer to sell, and will seek offers to buy, the securities only in jurisdictions where offers and sales are permitted.  None of the accompanying prospectus supplement and prospectus, this product supplement no. UBS-8-I, any related underlying supplement and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the securities by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation.  Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The securities have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	The number of contacted investors should be relatively small.

(iv)	Investors should receive complete and precise information on the proposed investment.

(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)
The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)
The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The securities will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999.  The offer of the securities, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.  Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any securities.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda.  The offering of the securities pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The securities have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the securities may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations.  The securities are not being offered into Brazil.  Documents relating to an offering of the securities, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil.

British Virgin Islands

The securities may not be offered in the British Virgin Islands unless we or the person offering the securities on our behalf is licensed to carry on business in the British Virgin Islands.  We are not licensed to carry on business in the British Virgin Islands.  The securities may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction.  A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the securities have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents.  The securities will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the securities have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the securities will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the securities, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The securities will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)
to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the securities;

(ii)
to agree that it will only resell the securities in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the securities are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the securities; and

(iv)
to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of securities as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The securities have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).  Therefore, the securities will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the securities are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the securities must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the securities should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;

(ii)	any offer or sale of the securities at offices or branches open to the public;

(iii)
use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the securities; or

(iv)	use (a) non-solicited emails or (b) email distribution lists to market the securities.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable.  You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

Costa Rica

The securities may not be offered or sold, directly or indirectly, to any person within the Republic of Costa Rica, in circumstances that require the issuer or offeror and the securities to be authorised by the Superintendencia General de Valores.  Any offering, express or implicit, that seeks to issue, negotiate or sell securities among public investors, is deemed under Costa Rican law (Ley Reguladora del Mercado de Valores, N° 7732, and its Regulations) as a public offering, which requires the issuer or offeror and the securities to be authorised by the Superintendencia General de Valores.  A public offering is any invitation or transmission by any means to the public or determined groups of persons exceeding 50 potential investors.  A public offering is presumed when made through public or collective means of communication (mass media), such as press, radio, television and internet, or when the offering includes standardized securities.

Accordingly, each Agent has represented and agreed that (i) it is appropriately registered with the Superintendencia General de Valores, (ii) it has not offered or sold and will not offer or sell, directly or indirectly, any securities to the public in Costa Rica and (iii) that sales of the securities in Costa Rica will be placed or negotiated only on an individual basis with private investors, limited to a maximum 50 investors.  Each Agent will evidence in writing, for each offering, compliance with the above requirements by means of an affidavit, a party declaration or any form of express acknowledgement.  Each Agent has acknowledged that it is registered as a financial intermediary with the Superintendencia General de Valores, and that the Disclosure Documents have not been filed with the Superintendencia General de Valores and, therefore, it is not intended for any public offering of the securities in Costa Rica within the meaning of Costa Rican law.

El Salvador

The securities may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the securities to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public.  The offering of the securities will not be registered with an authorized stock exchange in the Republic of El Salvador.  Any negotiation for the purchase or sale of securities in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(ii)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or

(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of securities will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

Each Agent has represented and agreed that:

(i)
it will not offer or sell in Hong Kong, by means of any document, the securities (except for securities which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the securities that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The securities have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States.  The Disclosure Documents may not be publicly distributed in the United Mexican States.  The securities may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of securities that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the securities will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expressions (i) an “offer of securities to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The securities have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The securities do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The securities have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange.  Accordingly, the securities will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it.  The placement of the securities shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the securities described therein.  The securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland.  Neither the Disclosure Documents nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the securities have been or will be filed with or approved by any Swiss regulatory authority.  The securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the securities will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)
in relation to any securities that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Uruguay

The offering of securities in Uruguay constitutes a private offering and each Agent has agreed that the securities and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The securities will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela.  No document related to the offering of the securities shall be interpreted to constitute a public offer of securities in Venezuela.  This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee.  Investors wishing to acquire the securities may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

STRUCTURED PRODUCTS CHARACTERIZATION

To help investors identify appropriate investment products (“structured products”), structured products can be organized into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies.  The securities are classified as an Optimization Strategy for this purpose.  The description below is intended to describe generally the four categories of structured products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

•
Protection Strategies are structured to compliment and provide the potential to outperform traditional fixed income instruments.  These structured products are generally designed for investors with low to moderate risk tolerances.

•
Optimization Strategies are structured to provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure.  These structured products are generally designed for investors who can tolerate downside market risk.

•
Performance Strategies are structured to provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure.  These structured products are generally designed for investors who can tolerate downside market risk.

•	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans.  As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans.  Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan and its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)
we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.